                                                                    EXHIBIT 99.1

                        AMERICAN CLAIMS EVALUATION, INC.
                          REPORTS FIRST QUARTER RESULTS

JERICHO, NY, August 15, 2005: American Claims Evaluation, Inc. (NASDAQ:AMCE)
announced revenues of $287,221 and a net loss of $108,418 ($.02 net loss per share) for the three month period ended June 30, 2005 as compared to revenues of
$287,190 and a net loss of $133,343 ($.03 net loss per share) for the three months ended June 30, 2004.

                                                    Three Months Ended
                                          -------------------------------------
                                             6/30/2005            6/30/2004
                                          -----------------    ----------------
                                                       (Unaudited)
Revenues                                        $  287,221          $  287,190

Operating loss                                   (167,763)           (147,727)

Loss before income tax expense                   (108,418)           (132,343)

Net loss                                        $(108,418)          $(133,343)

Net loss per share - basic                      $   (0.02)          $   (0.03)
                                          =================    ================
Net loss per share - diluted                    $   (0.02)          $   (0.03)
                                          =================    ================

Weighted average shares - basic                  4,841,467           4,459,800
Weighted average shares - diluted                4,841,467           4,459,800

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM
Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753;
telephone number (516) 938-8000.

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